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                                                                   Exhibit 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Genzyme Transgenics Corporation on Form S-8, relating to 13,000 shares of the Company's common stock offered to Henri A. Termeer, of our report dated February 24, 1997, except as to the information presented in Note 13, for which the date is March 17, 1997, on our audits of the consolidated financial statements of Genzyme Transgenics Corporation as of December 29, 1996 and December 31, 1995 and for each of the three fiscal years in the period ended December 29, 1996.



Coopers & Lybrand L.L.P.
Boston, Massachusetts
August 21, 1997



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